SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           Filed by the Registrant |X|

                 Filed by a Party other than the Registrant |_|

                           Check the appropriate box:

|X| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                24/7 MEDIA, INC.
             ------------------------------------------------
            (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)    Title of each class of securities to which transaction applies:
2)    Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)    Proposed maximum aggregate value of transaction:
5)    Total fee paid:
|_|   Fee paid previously with preliminary materials:
|_|   Check box if any part of
      the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      1)    Amount previously paid:
      2)    Form, Schedule or Registration Statement No.:
      3)    Filing Party:
      4)    Date Filed:

                                                                PRELIMINARY COPY

                                24/7 MEDIA, INC.
                                  1250 BROADWAY
                            NEW YORK, NEW YORK 10001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The annual meeting of stockholders of 24/7 Media, Inc. will be held at the offices of Proskauer Rose LLP, 1585 Broadway, 26th floor, New York, New York 10036 on __________________, 2001, at 10:00 a.m., local time, for the following purposes:

      1. to elect one nominee as our Class III director to serve until the 2004 annual meeting of stockholders or until his successor has been duly elected and qualified;

      2. to amend our Certificate of Incorporation as set forth in Annex A to the attached proxy statement, which would:

            a. effect a reverse split of our outstanding common stock at an exchange ratio of one-to-10;

            b. effect a reverse split of our outstanding common stock at an exchange ratio of one-to-15; or

            c. effect a reverse split of our outstanding common stock at an exchange ratio of one-to-20;

            with our board of directors retaining discretion regarding whether to implement the reverse stock split and which exchange ratio to implement;

      3. to ratify the appointment of KPMG LLP as our independent certified public accountants for the year ending December 31, 2001; and

      4. to transact any other business as may properly come before the meeting or at any adjournment thereof.

      Our board of directors has fixed the close of business on ______________, 2001 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of record at the close of business on _________________, 2001 will be entitled to notice of, and to vote at, the annual meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting during regular business hours at our corporate headquarters, 1250 Broadway, New York, New York 10001.

      All of our stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the annual meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the meeting will be counted.

                             YOUR VOTE IS IMPORTANT
IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                        By order of the board of directors,


                                        DAVID J. MOORE
                                        President and Chief Executive Officer

_________________, 2001

                                                                PRELIMINARY COPY

                                24/7 Media, Inc.
                                  1250 Broadway
                            New York, New York 10001

                                 PROXY STATEMENT

GENERAL

      This proxy statement is being furnished to the stockholders of 24/7 Media, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at 10:00 a.m., local time, on _________________, 2001, or at any adjournment thereof. A copy of the notice of meeting accompanies this proxy statement. It is anticipated that the mailing of this proxy statement will commence on or about ______________, 2001.

      Only stockholders of record at the close of business on __________________, 2001, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, we had outstanding ________________ shares of common stock, par value $.01 per share, which are our only securities entitled to vote at the meeting, each share being entitled to one vote.

PROPOSALS FOR CONSIDERATION

      Our board of directors does not know of any matter that is expected to be presented for consideration at the meeting, other than the following proposals:

      1. to elect one Class III director to serve until the 2004 annual meeting of stockholders or until his successor has been duly elected and qualified;

      2. to amend our Certificate of Incorporation as set forth in Annex A to this proxy statement, which would:

            a. effect a reverse split of our outstanding common stock at an exchange ratio of one-to-10;

            b. effect a reverse split of our outstanding common stock at an exchange ratio of one-to-15; or

            c. effect a reverse split of our outstanding common stock at an exchange ratio of one-to-20;

                  with our board of directors retaining discretion regarding whether to implement the reverse stock split and which exchange ratio to implement; and

      3. to ratify the appointment of KPMG LLP as our independent certified public accountants for the year ending December 31, 2001.

      If other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their judgment.

COSTS OF PROXIES

      We will incur the cost of the annual meeting and the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and we will reimburse them for their expenses.

VOTING RIGHTS AND PROXIES

      Stockholders who execute proxies may revoke them by giving written notice to our Chief Executive Officer at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder so attending in writing, so notifies the Secretary of the meeting at any time prior to the voting of the proxy at the annual meeting.

      All proxies received in response to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where votes are specified, the proxies will be voted in accordance with such instructions. If no instructions are given, the persons named in the proxy solicited by our board of directors intend to vote:

      FOR the nominee for election as Class III director listed in this proxy statement;

      FOR the approval of each of the proposed amendments to our Certificate of Incorporation, with our board of directors retaining discretion regarding whether to implement the reverse stock split and which exchange ratio to implement; and

      FOR the ratification of the appointment of KPMG LLP as our independent certified public accountants for the year ending December 31, 2001.

      With regard to the election of the director, votes cast may be withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of the director, and will be counted as present for purposes of determining the existence of a quorum regarding the item on which such abstentions are noted. However, since the approval of the proposed amendments to effect the reverse stock split at one of the specified exchange ratios requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock, an abstention will have the effect of a vote against the proposal.

      Under the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee or in a similar representative or fiduciary capacity with authority to vote or (ii) the broker is acting under the rules of any national securities exchange of which the broker is also a member. Broker abstentions or non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                  PROPOSAL ONE:
                              ELECTION OF DIRECTORS

      In accordance with the terms of our Certificate of Incorporation, our board of directors is divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the election of a director at our annual meeting is required to elect the Class III director named herein.

      The board of directors currently has four members. David J. Moore is the Class I director, whose term expires at the 2002 annual meeting. John F. Barry is the Class II director, whose term expires at the 2003 annual meeting. Arnie Semsky and Charles W. Stryker are Class III directors whose current terms expire at the 2001 annual meeting. Mr. Semsky is the nominee for election at this annual meeting and Dr. Stryker is not standing for re-election. Directors' terms are subject to the election and qualification of their successors or to their earlier death, resignation or removal.


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

      If the nominee is unable or unwilling to serve, the shares to be voted for such nominee that are represented by proxies will be voted for any substitute nominee designated by our board of directors; if none, the size of the board of directors will be reduced. We have no reason to believe that the nominee will be unable or unwilling to serve if elected. There are no family relationships between any of our directors or executive officers.

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF MR. SEMSKY AS DIRECTOR.

DIRECTOR INFORMATION

      Set forth below is information about the nominee and each continuing director, including data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors. The information concerning the directors and their security holdings has been furnished to us by each director.

      DAVID J. MOORE, age 49, has been our Chief Executive Officer and a director since February 1998. Mr. Moore was President of Petry Interactive, an Internet advertising network and a predecessor to our company, from December 1995 to February 1998. From 1993 to 1994, Mr. Moore was President of Geomedica, an online service for physicians, which he sold to Reuters. From 1982 to 1992, Mr. Moore was a Group Vice President at Hearst/ABC-Viacom Entertainment Services, a media company, where he participated in the launch of Cable Health Network, Lifetime Television, Lifetime Medical Television, a service targeted to physicians, and HealthLink Television, a physician waiting room television service. From 1980 to 1982, Mr. Moore had a television advertising sales position with Turner Broadcasting. Mr. Moore received a B.A. degree in Communications from Northern Illinois University.

      JOHN F. BARRY III, age 48, has been a director since February 1998. Mr. Barry is presently the Managing General Partner of Prospect Street Ventures, a private equity and venture capital firm, which he joined in 1990. From 1988 to 1989, he was the head of investment banking at L.F. Rothschild & Co., an investment banking firm. From 1983 to 1988, he was a corporate finance specialist at Merrill Lynch, an investment banking firm, and from 1979 to 1983, he was a securities attorney with the law firm of Davis Polk & Wardwell. Mr. Barry serves on the boards of directors of nine information technology companies, including Skyline Multimedia, Inc. Mr. Barry is also the chairman of Bondnet Trading Systems, Inc. Mr. Barry received a J.D. degree from Harvard Law School and a B.A. degree in History from Princeton University.

      ARNIE SEMSKY, age 54, has been a director since June 1998. Mr. Semsky has been self-employed as a media advisor since January 1999. He previously served as the Executive Vice President, Worldwide Media Director and Board member of the BBDO Worldwide unit of Omnicom Group, the parent company of a group of advertising agencies, for 20 years. Prior to that time, he was Vice President, National TV for Grey Advertising. Mr. Semsky is a senior advisor for ESPN and the ESPN/ABC Sports Customer Marketing and Sales unit. Mr. Semsky currently serves on the Board of Directors of iPing.com and the John A. Reisenbach Foundation. He is on the Board of Advisors of several Internet companies, including Breakthrough Commerce, LLC; BrandEra.com; On2.com; and CoolHunter.com. Mr. Semsky received a B.A. degree in English from Pace University.

OTHER EXECUTIVE OFFICER INFORMATION

      Set forth below is information about each executive officer, including data on their business backgrounds. The information concerning the executive officers and their security holdings has been furnished to us by each executive officer.

      MARK E. MORAN, age 39, has been Senior Vice President, Secretary and General Counsel since April 1998. From June 1993 to April 1998, Mr. Moran was an associate attorney at the law firm of Proskauer Rose LLP. From April 1986 to May 1993, Mr. Moran was a financial analyst in the Securities Processing Division of The Bank of New York. Mr. Moran received a J.D. degree from Fordham Law School, a M.B.A. degree in Finance from Fordham Graduate School of Business, and a B.A. degree in Economics from The University of Virginia.

      ANTHONY PLESNER, age ___, has been the Chief Operating Officer since April 2001. From October 2000 to March 2001, Mr. Plesner was our Senior Vice President, Strategic Planning. Mr. Plesner brings to our company more than 15 years of experience directing finance, business development and operations at a series of information and software-focused organizations. From _________ to _________, he was responsible for finance and business development with Medscape, a leading healthcare information and services organization. In _________, Mr. Plesner founded nicheConsulting, an organization focused on supporting its clients through assistance with/implementation of key programs in strategy, business partnering and operational efficiencies. From _______ to _________, Mr. Plesner held a variety of key roles at Reuters, the worldwide information organization, where he was responsible for managing key operations in finance, business development and planning, from early stage through significant growth, both in the core activities of the company as well as in its new internet and content offerings. Mr. Plesner received an M.B.A. from the Katz Graduate School of Business at the University of Pittsburgh and a B.A. degree in Economics and Economic History from Manchester University (Great Britain).

COMPENSATION OF DIRECTORS

      Directors do not receive salaries or cash fees for serving as directors or for serving on committees. All members of the board of directors who are not employees or consultants are reimbursed for their expenses for each meeting attended and are eligible to receive stock options pursuant to our 1998 stock incentive plan. Under the 1998 stock incentive plan, in 1998 each then-serving non-employee director was granted a non-qualified option to purchase 18,750 shares of common stock at the fair market value on the date of grant. The 1998 stock incentive plan also provides that each new non-employee director will be granted, on the date of his or her election or appointment, a non-qualified option to purchase 18,750 shares of common stock at the fair market value on the date of grant. On September 7, 2000, each non-employee director was granted a non-qualified option to purchase 4,688 shares of common stock at a fair market value on the date of grant, or a pro rata portion thereof if the director did not serve the entire year. The 1998 stock incentive plan also provides that upon the date of each annual stockholders' meeting, each then-serving non-employee director shall be granted a non-qualified option to purchase 4,688 shares of common stock, or a pro-rata portion thereof if the director did not serve the entire year since the date of the last annual meeting. All options granted to non-employee directors will vest over four years from the date of grant, assuming the non-employee director is a director on those dates, and all such options generally will be exercisable for a period of 10 years from the date of grant.

EXECUTIVE EMPLOYMENT AGREEMENTS

      We have entered into employment agreements providing for annual compensation in excess of $100,000 with certain of our executive officers. The material terms of the employment agreements generally are as follows:

      the employment term runs through December 31, 2001, except as stated below, and is automatically renewable for successive one-year terms unless either party gives written notice to the other at least six months prior to the expiration of the then employment term;

      during the employment term and thereafter, we will indemnify the executive to the fullest extent permitted by law, in connection with any claim against such executive as a result of such executive serving as one of our officers or directors or in any capacity at our request in or with regard to any other entity, employee benefit plan or enterprise;

      any dispute or controversy arising under or in connection with the employment agreement (other than injunctive relief) will be settled exclusively by arbitration;

      we may terminate the agreement at any time with or without cause (as defined in the agreement) and, if an executive is terminated without cause (including our giving notice of non-renewal), he will receive severance pay and bonus, plus continued medical benefits for a period equal to the severance period as well as acceleration of outstanding options; and

      if termination is the result of the executive's death or disability, we will pay to the executive or his estate an amount generally equal to six months' base salary at his then current rate of pay (reduced in the case of disability by his long-term disability policy payments).

      Our employment agreement with David J. Moore extends through January 1, 2002. Mr. Moore's agreement provides for an annual base salary of $225,000 and a target bonus of $325,000 for 2001. If we terminate Mr. Moore without cause, he is entitled to receive severance pay in an amount equal to two times his base salary, plus the maximum bonus for which he is eligible during the fiscal year of termination.

      Our employment agreement with Mark E. Moran provides for an annual base salary of $157,500 and a target bonus of $100,000 for 2001. If we terminate Mr. Moran without cause, he is entitled to receive severance pay in an amount equal to three-quarters of his base salary, plus three-quarters of the maximum bonus for which he is eligible during the fiscal year of termination.

      Our employment agreement with Anthony Plesner provides for an annual base salary of $150,000 and a target bonus of $100,000 for 2001. If we terminate Mr. Plesner without cause, he is entitled to receive severance pay in an amount equal to one year's base salary, plus one half of the maximum bonus for which he is eligible during the fiscal year of termination.

EXECUTIVE COMPENSATION

      The following table provides information about the compensation paid or payable by us for services rendered in all capacities to our Chief Executive Officer and our executive officers for each of the last three fiscal years.

                                                            BONUS                                                           ALL
                                                           ANNUAL                                                          OTHER
                                                        COMPENSATION         OTHER        RESTRICTED     SECURITIES    COMPENSATION
NAME AND                                                ------------        ANNUAL           STOCK       UNDERLYING    ------------
PRINCIPAL POSITION                 YEAR   SALARY ($)         ($)         COMPENSATION    AWARD(S) (#)    OPTIONS (#)        ($)
------------------                 ----   ----------         ---         ------------    ------------    -----------        ---
                                                                                          LONG TERM COMPENSATION
                                                                                          ----------------------

David J. Moore (1)                 1998    $259,137       $343,750             0           56,250               0            (1)
  Chief Executive Officer..        1999     225,000        375,000             0                0         125,000             0
                                   2000     225,000        325,000             0           41,666         125,000            (1)

Mark E.  Moran (2)                 1998    $125,142       $112,500             0                0          31,250             0
  Senior Vice President and        1999     150,000         36,000             0                0          75,000             0
  General Counsel..........        2000     157,500        100,000             0           25,000          75,000            (2)


C. Andrew Johns (3)                1998    $105,192       $ 66,706             0                0          31,250             0
  Former Chief Financial Officer   1999     150,000        112,500             0                0          75,000             0
                                   2000     157,500        100,000             0           16,667          50,000            (3)

Jacob I. Friesel (4)               1998    $153,125       $150,391             0                0               0             0
  Former Executive Vice            1999     180,250        164,063             0                0          75,000             0
President                          2000     245,000        135,500             0           25,000          75,000            (4)

E. Thomas Detmer (5)
  Former Chief Operating Officer   2000   $155,629         $56,000             0                0          90,000             0

---------------------------

(1) In 1998, Mr. Moore received 56,250 shares of restricted stock that vest equally over three years. Mr. Moore's 125,000 options issued in January 2000 were cancelled in May 2000 in exchange for 41,666 shares of restricted stock that vest over four years commencing on January 2, 2000.

(2) Mr. Moran's 75,000 options issued in January 2000 were cancelled in May 2000 in exchange for 25,000 shares of restricted stock that vest over four years commencing on January 2, 2000.

(3) As of December 31, 2000, Mr. Johns ceased his employment as our Chief Financial Officer. Mr. Johns' 75,000 options issued in 1999 expired under their terms in January 2001. Mr. Johns' 50,000 options issued in January 2000 were cancelled in May 2000 in exchange for 16,667 shares of restricted stock that were fully vested on December 31, 2000.


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

(4) As of October 16, 2000, Mr. Friesel ceased his employment as our Executive Vice President. His 75,000 options issued in 1999 were fully vested on October 16, 2000 and his 75,000 options issued in January 2000 were cancelled in May 2000 in exchange for 25,000 shares of restricted stock that were fully vested upon his retirement date of October 16, 2000.

(5) As of May 23, 2001, Mr. Detmer ceased his employment as our Chief Operating Officer and became president of our former subsidiary, Exactis.com. The compensation set forth in the above table is for both Exactis.com and our company in 2000.

STOCK OPTIONS

      The following table contains information concerning the grant of options to each of our executive officers during the year ended December 31, 2000. We did not grant any stock appreciation rights in 2000.

               OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 2000

                                                 PERCENT OF
                               NUMBER OF            TOTAL
                              SECURITIES           OPTIONS
                              UNDERLYING         GRANTED TO
                                OPTIONS         EMPLOYEES IN       EXERCISE PRICE       EXPIRATION
NAME                         GRANTED(#)(1)       FISCAL YEAR          ($/SHARE)          DATE(2)             5%              10%
----                         -------------       -----------          ---------          -------             --              ---
                                                                                                            POTENTIAL REALIZABLE
                                                                                                              VALUE AT ASSUMED
                                                                                                              ANNUAL RATES OF
                                                                                                             STOCK APPRECIATION
                                     INDIVIDUAL GRANTS                                                      FOR OPTION TERM (3)
                                     -----------------                                                      -------------------
David J. Moore........           125,000            2.0%              $48.38              1/1/10          $1,670,813      $3,692,059
Mark E.  Moran........            75,000            1.2%              $48.38              1/1/10          $1,002,488      $2,215,236
C. Andrew Johns.......            50,000            0.8%              $48.38              1/1/10            $668,325      $1,476,824
Jacob I. Friesel......            75,000            1.2%              $48.38              1/1/10          $1,002,488      $2,215,236
E. Thomas Detmer (4)              90,000            1.4%              $11.07              6/28/10           $275,259        $608,251

-----------
(1) All options granted to Messrs. Moore, Moran, Johns and Friesel in 2000 were granted pursuant to the 1998 stock incentive plan. These grants were cancelled in their entirety in exchange for grants of restricted stock in May 2000.

(2) Each option may be subject to earlier termination if the officer's employment with us is terminated.

(3) The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of our common stock. The gains reflect a future value based upon growth at these prescribed rates. It is important to note that options have value to recipients only if the stock price advances beyond the exercise price shown in the table during the effective option period.

(4) Mr. Detmer's options were issued under the Exactis.com 1999 Stock Option Plan and were exchanged for the above number of options to purchase our common stock.

      The following table provides information for each of our executive officers with respect to the value of options exercised during the year ended December 31, 2000 and the value of outstanding and unexercised options held as of December 31, 2000. There were no stock appreciation rights exercised during 2000 and none were outstanding as of December 31, 2000.


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

                  AGGREGATED OPTION EXERCISES DURING YEAR ENDED
                                DECEMBER 31, 2000
                        AND FISCAL YEAR-END OPTION VALUES

                               SHARES
                              ACQUIRED          VALUE
NAME                        ON EXERCISE       REALIZED       EXERCISABLE      UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
----                        -----------       --------       -----------      -------------       -----------       -------------
                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING                      VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS                 IN-THE-MONEY OPTIONS
                                                                  AT DECEMBER 31, 2000                 AT DECEMBER 31, 2000
                                                                  --------------------                 --------------------
David J. Moore.........              0             $0           62,500            62,500              $0                $0
Mark E.  Moran.........         15,625       $218,750           37,500            53,125              $0                $0
C. Andrew Johns........         15,625       $267,578           53,125            53,125              $0                $0
Jacob I. Friesel.......              0             $0           37,500            37,500              $0                $0
E. Thomas Detmer.......              0             $0          259,369           276,150              $0                $0

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10 percent of our common stock are required to report their ownership of common stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. Based on materials provided to us, all such required reports were filed on a timely basis in 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding beneficial ownership of our common stock as of [August 30], 2001, by: (i) each person who we know to own beneficially more than 5% of the common stock; (ii) each of our directors and executive officers; and (iii) our current directors and executive officers as a group.

                                                                    AMOUNT AND NATURE OF
BENEFICIAL OWNER                                                    BENEFICIAL OWNERSHIP      PERCENTAGE(1)
----------------                                                    --------------------      -------------
David J. Moore (2)..........................................             1,116,222                2.50%
Mark E.  Moran (3)..........................................               209,633                *
John F.  Barry III (4)......................................             1,772,969                3.90%
Arnie Semsky (5)............................................                12,891                *
Anthony Plesner (6).........................................                43,750                *
chinadotcom corporation(7)..................................             2,500,000                5.61%
ALL CURRENT DIRECTORS AND OFFICERS AS A GROUP (5 PERSONS)(8)             3,111,718                6.80%

-----------

*Represents less than 1% of the outstanding common stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of common stock subject to options or warrants that are exercisable within 60 days of [August 30], 2001 and beneficially owned by the person holding such options and warrants are treated as outstanding for the purpose of computing the percentage ownership for such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 41,666 shares of restricted stock issued under the 1998 stock incentive plan that vest over four years from January 1, 2000 and that are subject to forfeiture under the plan. Includes options to purchase 135,625 shares of common stock held by a family trust and other trusts held for the benefit of family members, beneficial ownership of which is disclaimed by Mr. Moore. Mr. Moore's wife is the trustee of each such trust.

(2) Includes 25,000 shares of restricted stock issued under the 1998 stock incentive plan that vest over four years from January 1, 2000 and that are subject to forfeiture under the plan. Also, includes options to purchase 75,625 shares of common stock.

(4) Includes: (1) 656,513 shares of common stock, Class A warrants to purchase 328,257 shares of common stock and Class B warrants to purchase 328,257 shares of common stock, all of which are owned by Prospect Street NYC Discovery Fund, L.P.; (2) 218,838 shares of common stock, Class A warrants to purchase 109,419 shares of common stock and Class B warrants to purchase 109,419 shares of common stock, all of which are owned by Prospect Street NYC Co-Investment Fund, L.P.; and (3) options to purchase 22,236 shares of common stock owned by Mr. Barry. Mr. Barry is the managing general partner of Prospect Street NYC Discovery Fund, L.P. and of Prospect Street NYC Co-Investment Fund, L.P. He disclaims beneficial ownership of the securities held by Prospect Street NYC Discovery Fund, L.P. and Prospect Street NYC Co-Investment Fund, L.P.

(5)   Represents options to purchase 12,891 shares of common stock.

(6)   Represents options to purchase 43,750 shares of common stock.

(7) The address of chinadotcom corporation is 20/F, Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong.

(8) Excludes beneficial ownership of our securities by Charles W. Stryker, a current director who is not standing for re-election.

MEETINGS OF THE BOARD OF DIRECTORS

      Our board of directors held ____ meetings during the year ended December 31, 2000. During the year ended December 31, 2000, each of the directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of all committees of the board on which such directors served.

COMMITTEES OF THE BOARD OF DIRECTORS

      AUDIT COMMITTEE. The audit committee, composed of Messrs. Semsky and Barry, who are independent directors, held _____ meetings during the year ended December 31, 2000. The audit committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.

      COMPENSATION COMMITTEE. The compensation committee, composed of Messrs. Stryker (who is not standing for reelection at the annual meeting), Semsky and Barry, who are independent directors, held _____ meetings during the year ended December 31, 2000. The compensation committee approves the salaries and other benefits of our executive officers and administers our non-stock based bonus or incentive compensation plans, excluding any cash awards intended to qualify for the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code. The compensation committee also administers our stock-based incentive plans, including the 1998 stock incentive plan, and is responsible for granting any cash awards intended to qualify for the exception for performance-based compensation under Section 162(m) of the Internal Revenue Code. Furthermore, the compensation committee consults with our management regarding pension and other benefit plans and compensation policies and practices.

      Our company does not have a nominating committee. The board of directors will consider nominees recommended by stockholders for election as a director. A stockholder wishing to recommend a nominee to the board of directors for election as a director at an annual meeting of stockholders should submit a recommendation in writing to our Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The board of directors retains discretion in the nomination of directors and has no obligation to nominate the candidate recommended by the stockholder or to include such candidate in our proxy materials.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Each of Messrs. Stryker (who is not standing for reelection at the annual meeting), Semsky and Barry, the current members of the compensation committee, is an independent, outside director. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. Until May 31, 2000, David J. Moore was a director of Naviant, Inc., of which Mr. Stryker is President.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

      The compensation committee determines our executive compensation policies. The compensation committee determines the compensation of our executive officers and other individuals compensated by us and approves and oversees the administration of our incentive compensation programs for all employees, including executive officers. The compensation committee has reviewed and is in accord with the compensation paid to our executive officers in 2000.

COMPENSATION POLICIES AND PROGRAMS

      Our compensation program is part of a company-wide program covering all employees. The program's goals are to attract, retain and motivate employees, and we utilize incentives such that employees and stockholders share the same risks. The compensation program is designed to link each employee's compensation to our performance. A portion of each employee's compensation relates to the grant of stock options, and such grants are based on the successful attainment of strategic corporate, business unit and individual goals.

      Grants of stock options are of great importance to executives as well as all employees. Any long-term value to be derived from such grants will be consistent with stockholder gains.

      Executive and employee compensation includes salary, employment-related benefits and long-term incentive compensation:

            SALARY. Salaries are set competitively relative to comparable positions within and outside the Internet advertising industry. An individual's experience and performance are considered when setting salaries within the range for each position. Annual reviews are held and adjustments are made based on attainment of individual and company goals.

            BENEFITS. All employees are eligible for similar benefits, such as health and life insurance.

            LONG-TERM INCENTIVE COMPENSATION. An incentive compensation program is established annually. The purpose of this program is to provide financial incentives to executives and employees to achieve annual corporate, business unit, and individual goals. The incentive program also aligns executive and employee interests with those of stockholders by using grants of stock options. Such grants vest over time thereby encouraging continued employment with us.

      CHIEF EXECUTIVE OFFICER. Mr. Moore's base salary for 2001 was set in accordance with his base salary for fiscal 2000 under a previous employment agreement and the amount of his annual incentive award for 2001 was based on the philosophy and programs described above. The fiscal 2001 annual incentive award principally reflected the achievement of a number of our company's 2001 business objectives and also included the compensation committee's subjective evaluation of Mr. Moore's performance during 2001.

                                        Members of the compensation committee:

                                        John F. Barry III
                                        Arnie Semsky
                                        Charles W. Stryker

                          REPORT OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

      The audit committee of the board of directors was comprised of two directors in 2001 who were and continue to be independent directors. In accordance with its written charter, which was originally approved by the board of directors on __________, 2000, and on _____________, 2001 as amended and in its current form, the audit committee assists the board of directors in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of our company. A copy of the audit committee's charter is attached as Annex B. In addition, the audit committee recommends to the full board the selection of our independent auditors.

      Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. KPMG LLP, our independent auditors, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects our financial position, results of operations and cash flows under accounting principles generally accepted in the United States. The audit committee has reviewed our audited consolidated financial statements for the year ended December 31, 2000 and discussed them with both management and KPMG LLP. Based upon this review, the audit committee recommended to the full board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

      The audit committee has also discussed with KPMG LLP the matters required to be discussed by generally accepted auditing standards.

      The audit committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP its independence from our company. In addition, the audit committee has considered whether the provision of the non-audit services provided by KPMG LLP is compatible with maintaining KPMG LLP's independence.

                                        Members of the audit committee:

                                        John F. Barry III
                                        Arnie Semsky

AUDIT AND RELATED FEES

      AUDIT FEES. The aggregate fees billed by KPMG LLP for professional services for the audit of our annual consolidated financial statements for the year ended December 31, 2000 and the review of the consolidated financial statements included in our Forms 10-Q for the year ended December 31, 2000 were $_____________.

      FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees billed by KPMG LLP to us for financial information systems design and implementation fees for the year ended December 31, 2000.

      ALL OTHER FEES. The aggregate fees billed to us for all other services rendered by KPMG LLP for the year ended December 31, 2000 were $________________________.

      The audit committee has determined that the provision of services rendered above for all other fees is compatible with maintaining KPMG LLP's independence.

                                PERFORMANCE GRAPH

      Set forth below is a graph comparing the percentage change in our cumulative stockholder return on our common stock from August 13, 1998 (the date of our initial public offering) to December 31, 2000, the last day of our last completed fiscal year. The cumulative stockholder return is measured by dividing:

      the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of our share price as of the end of the measurement period over the price at the beginning of the measurement period, by the share price at the beginning of the measurement period.

      The cumulative total return on our common stock is compared with the Nasdaq Stock Market (U.S.) Index and two self-constructed peer group indices.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
             AMONG 24/7 MEDIA, INC., THE NASDAQ STOCK MARKET (U.S.)
                              INDEX AND PEER GROUPS

                                     [GRAPH]

----------

*     Assumes $100 invested on 8/13/98 (including reinvestment of dividends).

(1) Prior Peer Group includes DoubleClick Inc., CNet, Inc., Infoseek Corp., Lycos, Inc., NetGravity, Inc. and Sportsline USA, Inc.

(2) New Peer Group includes DoubleClick, Inc., America Online, Inc., CNet, Inc., Lycos, Inc. and Yahoo!

                                  PROPOSAL TWO:
                 AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION
                  TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK

      You are being asked to vote upon amendments to our Certificate of Incorporation which would authorize our board of directors to effect a reverse split of all outstanding shares of our common stock at an exchange ratio of either one-to-10, one-to-15 or one-to-20. The board would have the sole discretion to elect, as it determines to be in the best interests of our company and our stockholders, whether or not to effect a reverse stock split, and if so at which of the approved exchange ratios, at any time before the 2002 annual meeting of stockholders. If the board elects to implement one of the reverse stock splits, the board would abandon the remaining reverse stock splits without need for any further stockholder action. The board of directors believes that approval of a proposal granting this discretion to the board, rather than approval of an immediate reverse stock split at a specified ratio, provides the board with maximum flexibility to react to current market conditions and therefore to act in the best interests of our company and our stockholders.

      Each of the forms of amendment to our Certificate of Incorporation to effect the proposed reverse stock splits is attached to this proxy statement as Annex A. If the board elects to implement one of the approved reverse stock splits, the number of issued and outstanding shares of common stock would be reduced in accordance with the exchange ratio for the selected reverse stock split. The par value of the common stock would remain unchanged at $.01 per share and the number of authorized shares of common stock would remain unchanged. The reverse stock split would become effective upon the filing of the amendment to our Certificate of Incorporation with the Delaware Secretary of State. The board may elect not to implement any of the approved reverse stock splits at its sole discretion, even if all of the proposed reverse stock splits are approved by our stockholders.

REASONS FOR THE REVERSE STOCK SPLIT.

      Our primary purpose in considering a reverse stock split is to increase the trading price of our common stock to facilitate the continued listing of our common stock for quotation on the Nasdaq National Market. The Nasdaq Stock Market's Marketplace Rules require Nasdaq National Market companies to comply with its continued listing requirements, including maintaining a minimum bid price of $1.00 per share.

      The board intends to implement a reverse stock split only if it believes that this action will be necessary or desirable to comply with the Nasdaq Stock Market's continued listing criteria. As of _______, 2001, the trading price of our common stock was $_____ per share, and if the trading price increases without a reverse stock split, the reverse stock split may not be necessary or desirable. In determining whether or not to implement a reverse stock split, and the appropriate exchange ratio, the board would assess a variety of factors, including but not limited to analysis of our most recent fiscal quarter and general economic conditions, as well as the trading price of our common stock on the days leading up to the date of the reverse stock split.

      Among the reasons for implementing a reverse stock split are to minimize the potential risks to our company and our stockholders that could result from our common stock being delisted from the Nasdaq National Market. Delisting from the Nasdaq National Market would likely significantly decrease the liquidity of our common stock, which could reduce the trading price and increase the transaction costs of trading shares of our common stock.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT.

      The immediate effects of a reverse stock split would be to reduce the number of shares of common stock outstanding and to increase the trading price of our common stock. However, the effect of any reverse stock split upon the market price of our common stock cannot be predicted, and the history of reverse stock splits for companies in similar circumstances is varied. We cannot assure you that the trading price of our common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, as stated above, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our common stock, that the trading price would remain above the thresholds required by the Nasdaq Stock Market, or that we will be able to continue to meet the other continued listing requirements of the

Nasdaq Stock Market. The trading price of our common stock may change due to a variety of other facts, including our operating results, other factors related to our business and general market conditions.

      The following table reflects the number of shares of common stock that would be outstanding as a result of each proposed reverse stock split, and the approximate percentage reduction in the number of outstanding shares, based on ___________ shares of common stock outstanding as of the record date for the annual meeting:

PROPOSED REVERSE           PERCENTAGE                    SHARES OF COMMON STOCK
STOCK SPLIT RATIO           REDUCTION                       TO BE OUTSTANDING
-----------------          ----------                    ----------------------
    One-to-10                   90%
    One-to-15                93.33%
    One-to-20                   95%

      The resulting decrease in the number of shares of our common stock outstanding could potentially impact the liquidity of our common stock on the Nasdaq National Market, especially in the case of larger block trades.

      EFFECTS ON OWNERSHIP BY INDIVIDUAL STOCKHOLDERS. If we implement a reverse stock split, the number of shares of common stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the exchange ratio, and then rounding down to the nearest whole share. We would pay one whole share to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the reverse stock split, as described in further detail below. The reverse stock split would affect our common stock uniformly and would not affect any stockholder's percentage ownership interests in our company or proportionate voting power, except to the extent that interests in fractional shares would be paid in whole shares.

      EFFECT ON OPTIONS, WARRANTS AND OTHER SECURITIES. In addition, all outstanding shares of options, warrants and other securities entitling their holders to purchase shares of our common stock would be adjusted as a result of the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the exchange ratio of the reverse stock split. Also, the number of shares reserved for issuance under our existing stock option and employee stock purchase plans would be reduced proportionally based on the exchange ratio of the reverse stock split. None of the rights currently accruing to holders of the common stock, options, warrants or other securities convertible into common stock would be affected by the reverse stock split.

      OTHER EFFECTS ON OUTSTANDING SHARES. If a reverse stock split is implemented, the rights and preferences of the outstanding shares of common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and nonassessable.

      The reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

      The common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of the common stock under the Exchange Act.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT.

      If our stockholders approve some or all of the proposed amendments to our Certificate of Incorporation, the board of directors may elect whether or not to declare a reverse stock split at any of the approved exchange ratios at any time before the 2002 annual stockholders meeting. The reverse stock split would be implemented by filing the appropriate amendment to our Certificate of Incorporation with the Delaware Secretary of State, and the reverse stock split would become effective on the date of the filing.

      As of the effective date of the reverse stock split, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by our company after the effective date until they surrender their old stock certificates for exchange. All shares of preferred stock, options, warrants, convertible debt instruments and other securities would also be automatically adjusted on the effective date.

      Our transfer agent would act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into our common stock would be notified of the effectiveness of the reverse split. Stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. Stockholders should not destroy any stock certificate and-should not submit any certificates until they receive a letter of transmittal.

FRACTIONAL SHARES.

      We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split would be rounded up to the nearest whole share. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive a whole share upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal.

NO APPRAISAL RIGHTS.

      No appraisal rights are available under the Delaware General Corporation Law or under our Certificate of Incorporation or bylaws to any stockholder who dissents from this proposal.

ACCOUNTING CONSEQUENCES.

      The par value of our common stock would remain unchanged at $.01 per share after the reverse stock split. Also, the capital account of the company would remain unchanged, and the company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

FEDERAL INCOME TAX CONSEQUENCES.

      The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the consequences of the reverse stock split.

      No gain or loss should be recognized by a stockholder upon the stockholder's exchange of shares pursuant to the reverse stock split. The aggregate tax basis of the shares received in the reverse stock split, including any fraction of a share deemed to have been received, would be the same as the stockholder's aggregate tax basis in the shares exchanged. The stockholder's holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the reverse stock split.

      Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may as to each stockholder, depending upon the state in which he or she resides.

VOTE REQUIRED.

      The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve each of the proposed amendments to our Certificate of Incorporation to effect a reverse stock split at one of the proposed exchange ratios.

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF EACH OF THE PROPOSED AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO EFFECT THE PROPOSED REVERSE STOCK SPLIT.

                                 PROPOSAL THREE:

                              INDEPENDENT AUDITORS

      Upon the recommendation of the audit committee, our board of directors has appointed KPMG LLP, independent certified public accountants, to audit our books and records for the year ending December 31, 2001.

      Representatives of KPMG LLP are expected to be present at the meeting of stockholders and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.

OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT CERTIFIED ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001.

                              STOCKHOLDER PROPOSALS

      If you wish to include proposals in the proxy materials for the 2002 annual meeting, you must submit such proposals in writing to be received by our Secretary at 1250 Broadway, New York, New York 10001 on or before _____________, 2002. However, if we decide to change the date of the 2002 annual meeting more than 30 days from _________________, 2002, we will provide you with reasonable time before we begin to print and mail our proxy materials for the 2002 annual meeting in order to allow you an opportunity to make proposals in accordance with the rules and regulations of the Securities and Exchange Commission. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

                                  OTHER MATTERS

      We know of no other matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed proxy form will vote the shares represented by proxies in accordance with their best judgment on such matters.

                  WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

      Our company has filed an Annual Report on Form 10-K for the fiscal year ended December 30, 2000 with the Securities and Exchange Commission. Stockholders may obtain, without charge, a copy of the Form 10-K (without exhibits) by requesting a copy on our Internet web site at www.247media.com or in writing or by telephone from us at the following address:

                                24/7 Media, Inc.
                                  1250 Broadway
                            New York, New York 10001
                                 (212) 231-7100
                          Attention: Investor Relations

The exhibits to the Form 10-K are available upon payment of charges that approximate our reproduction costs. If you would like to request documents, please do so by __________, 2001 to receive them before the annual meeting.

                                        By order of the board of directors,


                                        DAVID J. MOORE
                                        President and Chief Executive Officer

___________________, 2001

STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                                                                PRELIMINARY COPY

                                24/7 MEDIA, INC.

                                      PROXY

      The undersigned appoints David J. Moore and Mark E. Moran, or either of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.01 per share ("Common Stock"), of 24/7 Media, Inc. ("24/7 Media") which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York, at 10:00 a.m., local time, on __________, 2001, and at any adjournments or postponements thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of, and joint proxy statement and prospectus relating to, the meeting (receipt whereof is hereby acknowledged).

THE BOARD OF DIRECTORS OF 24/7 MEDIA RECOMMENDS A VOTE "FOR" THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

IF A PROXY IS SIGNED AND DATED BUT NOT MARKED, YOU WILL BE DEEMED TO HAVE VOTED "FOR" THE PROPOSALS DESCRIBED IN THE PROXY STATEMENT.

1.    Election of one Class III director:

      Nominee: Arnie Semsky

      |_| GRANT authority to vote for the nominee

      |_| WITHHOLD authority to vote for the nominee

2. Approval of each of the proposed amendments to the Certificate of Incorporation to effect a reverse stock split at an exchange ratio of one-to-10, one-to-15 or one-to-20, subject to the discretion of our board of directors:

      |_| FOR                     |_| AGAINST                  |_| ABSTAIN

3.    Ratification of the appointment of KPMG LLP as the independent auditors:

      |_| FOR                     |_| AGAINST                  |_| ABSTAIN

4. Authority to vote in their discretion on such other business as may properly come before the meeting:

      |_| FOR                     |_| AGAINST                  |_| ABSTAIN

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If you do not sign and return this proxy card or attend the meeting and vote by ballot, your shares cannot be voted. If you wish to vote in accordance with the board of directors' recommendations, just sign where indicated. You need not mark any boxes.

      Please sign your name below exactly as it appears hereon. When shares of Common Stock are held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name as its authorized officer. If a partnership, please sign in partnership name as its authorized person.

                                        Dated:____________________________, 2001


                                        ________________________________________
                                        Signature (Title, if any)


                                        ________________________________________
                                        Signature if held jointly

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                                         ANNEX A

                           Certificate of Amendment of
                    Restated Certificate of Incorporation of
                                24/7 Media, Inc.
                            (a Delaware corporation)

      24/7 Media, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      FIRST: ARTICLE FOURTH of the Restated Certificate of Incorporation of the Corporation is hereby amended to add the following paragraph at the end of ARTICLE FOURTH:

            "Effective at 4:30 p.m. Eastern Standard Time on the date of filing of this Certificate of Amendment to the Certificate of Incorporation of this Corporation with the Secretary of the State of Delaware, every [10] [15] [20]* outstanding shares of Common Stock of the Corporation shall be combined into and automatically become one outstanding share of Common Stock of the Corporation. The authorized shares of the Corporation shall remain as set forth in this Certificate of Incorporation. No scrip or fractional shares will be issued by reason of this amendment. A holder otherwise entitled to receive a fractional share as a result of such combination shall receive instead one validly issued, fully paid and nonassessable share of Common Stock of the Corporation as of the effective date of the foregoing combination."

      SECOND: The foregoing amendments to the Restated Certificate of Incorporation of the Corporation were duly adopted and approved in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer and attested by its Secretary this ___ day of ____________, 2001.

                                        24/7 MEDIA, INC.

                                        By: ____________________________________
                                            David J. Moore
                                            President


Attest:

By: ______________________________
    Mark E. Moran
    Secretary

----------
* As described in the attached proxy statement, if this proposal is approved by stockholders, the decision whether or not to effect the reverse stock split and the amount thereof will be determined by the board of directors.

                                                                         ANNEX B

                            [AUDIT COMMITTEE CHARTER]